Exhibit 10.1

SECURITY AGREEMENT

VOYAGER OIL & GAS, INC.

Minimum: $12,000,000 Principal Amount

Maximum: $15,000,000 Principal Amount

12.00% Senior Secured Promissory Notes

This SECURITY AGREEMENT (the “Agreement”) is entered into as of the 22nd day of September, 2010, by Voyager Oil & Gas, Inc., a Delaware corporation (the “Debtor”), in favor of the parties set forth on Exhibit A hereto (the “Secured Parties”) and holders of certain 12.00% Senior Secured Promissory Notes of even date (the “Promissory Notes”).

RECITALS

A.            The Secured Parties have agreed to purchase the Promissory Notes from the Debtor pursuant to the terms of certain Subscription Agreements of even date herewith.

B.            In connection with the issuance of the Promissory Notes, the Debtor has agreed to grant to the Secured Parties a security interest in the property described below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Debtor agrees as follows:

1.             Grant of Security Interest.  The Debtor grants to Secured Parties a security interest in the following described property of the Debtor (the “Collateral”):

Any and all assets of the Debtor of any kind and nature whatsoever, including, but not limited to, all leasehold interests, drilling rights, contract rights, royalty interests, furnishings, fixtures, equipment, accounts,  as-extracted collateral,  chattel paper, deposit accounts, documents, goods, instruments, inventory, investment property, letter-of-credit rights, general intangibles and all other assets at all of Debtor wherever located and however situated, together with any and all proceeds and products of all of the foregoing;

to secure payment to the Secured Parties of the “Secured Obligations” as defined below.  Definitions in the Uniform Commercial Code as adopted and in effect in the State of Montana shall apply to words and phrases used in this Security Agreement.

2.             The Secured Obligations.  The Secured Parties’ security interest in the Collateral shall secure payment and performance of each and every debt, liability and obligation of Debtor to the Secured Parties due or to become due, direct or indirect, absolute or contingent, joint or several, howsoever created, arising or evidenced, now existing or hereafter at any time created, arising or incurred, under the

Promissory Notes and ancillary documents executed by the Debtor and the Secured Parties (the “Secured Obligations”).

3.             Representations, Warranties and Covenants.  Debtor represents, warrants and agrees that so long as any of the Secured Obligations remain outstanding and unsatisfied:

(a)           The Debtor shall not enter into any agreement, understanding or other arrangement providing for any indebtedness with a secured position or on other terms otherwise senior or on parity to the Secured Parties with any third party without the prior written consent of all Secured Parties.

(b)           The Debtor shall not use the proceeds from the Promissory Notes to enter into agreements, understandings or other arrangements that provide for the acquisition of any interest in any oil, gas or mineral rights having an aggregate value in excess of $2,000,000 without the prior written consent of all Secured Parties.

(c)           The proceeds of the Promissory Notes shall be used for capital expenditures associated with the drilling of new crude oil and natural gas wells, as well as general working capital.

(d)           The Debtor shall be the sole owner of the Collateral free and clear of all levies, attachments, liens, charges, encumbrances and security interests of every kind or character other than the security interest granted to the Secured Parties.

(e)           The Debtor has full power and authority to execute this Security Agreement and to subject the Collateral to the security interest created hereby.  Debtor has not previously granted a security interest covering all or any part of the Collateral in favor of any creditor other than the Secured Parties.

(f)            Debtor is a Delaware corporation, and its address as set forth on the signature page hereof, will not be changed without prior written notice to the Secured Parties.

(g)           Debtor’s true name is as set forth above.  Neither Debtor nor any predecessor in title to any of the Collateral has executed any financing statements which remain of record or security agreements which remain in effect as “debtor” covering any of the Collateral in any other name within the past three years.

(h)           Debtor will at any time or times hereafter, execute such financing statements, account control agreements and other instruments and perform such acts as a majority in interest of the Secured Parties may request to establish and maintain an attached, perfected security interest in the Collateral subject only to those security interests perfected and existing on the date hereof and will pay all costs of filing and recording.  Debtor authorizes the Secured Parties to file all of the Secured Parties’ financing statements and amendments thereto relative to the Collateral or any part thereof, in such form and substance as the Secured Parties may determine.

(i)            Debtor shall not transfer or otherwise dispose of the Collateral outside its usual and ordinary course of business without the prior written consent of a majority in interest of all Secured Parties.

(j)            Any and all revenues received by Debtor shall be deposited in and maintained in its currently existing bank accounts.

(k)           Debtor shall not open any additional bank accounts of any nature without providing a minimum of ten (10) days’ prior notice to all of the Secured Parties and without allowing the Secured Parties to perfect their first priority security interest in such bank account(s).

(l)            Debtor shall keep the Collateral free and clear of all levies, attachments, liens, charges, encumbrances and security interests of every kind or character; and shall forever defend title thereto against claims of all persons.

(m)          Debtor shall maintain all records, instruments or other documentation evidencing or otherwise relating to the Collateral.

(n)           At any time and from time to time, upon the written request any Secured Parties, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further actions as such party reasonably may request for the purposes of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers granted by this Security Agreement.

4.             Secured Parties’ Authority; Power of Attorney.  Upon the occurrence of an Event of Default, a majority in interest of the Secured Parties shall have the authority, but shall not be obligated to:

(a)           demand, collect, receive and receipt for, compound, compromise, settle and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral in the name of Debtor or otherwise; and

(b)           take any action which the Secured Parties may deem necessary or desirable in order to realize on the Collateral, including, without limitation, performance of any contract and endorsement in the name of Debtor of any checks, drafts, notes or other instruments or documents received on account of the Collateral.

Debtor hereby irrevocably appoints Bonnie Turpin as the agent and attorney-in-fact for the Debtor and Secured Parties, with full authority in the place and stead of Debtor and in the name of Debtor, or otherwise, from time to time as directed by a majority in interest of the Secured Parties to take any action and to execute any instrument which a majority in interest of the Secured Parties may deem necessary or advisable in pursuing or taking the foregoing rights and actions.

All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the liens created hereby are released.

5.                                      Default/Event of Default.  The terms “default” or “event of default” shall mean:

(a)           The Debtor fails to make when due, whether by acceleration or otherwise, any payment of principal of, or interest on, the Promissory Notes, which failure to pay shall remain uncured for ten (10) days after the date of written notice of default from the Secured Parties to the Debtor relating to the same;

(b)           The Debtor fails to comply with any material agreement, covenant, condition, provision or term contained in the Promissory Notes (and such failure shall not constitute an Event of Default under any of the other provisions hereof) and such failure to comply shall continue for ten (10) days after the date of written notice of default from the Lender to the Borrower relating to the same;

(c)           The Debtor defaults in the payment of interest or principal on any debt of the Debtor and such debt shall, as a result thereof, have been accelerated (or comparable event shall have occurred) so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable;

(d)           The Debtor violates any representation, warranty or covenant in a material respect, set forth in any transaction document or set forth in Section 3 above or any other provision of this Agreement; or

(3)           An Act of Bankruptcy shall occur with respect to the Debtor; as used herein, an “Act of Bankruptcy” shall mean, if at any time (i) the Debtor shall (1) be or become insolvent, or (2) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the Debtor or of all or a substantial part of the Debtor’s property, or (3) commence a voluntary case under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding under the laws of any jurisdiction, or (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (5) admit in writing such Debtor’s inability to pay such Debtor’s debts as they mature, or (6) make an assignment for the benefit of Debtor’s creditors; or (ii) a proceeding or case shall be commenced, without the application or consent of the Debtor, in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding up or the composition or adjustment of debts of the Debtor, (2) the appointment of a trustee, receiver, custodian or liquidator or the like of the Debtor or of all or any substantial part of the Debtor’s property, or (3) similar relief in respect of the Debtor under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts.

Upon the happening of any of the foregoing events, the Secured Parties may, at its option, and without notice to or demand on Debtor, do any one or more of the following immediately:

(a)           The Secured Parties may exercise in respect of the Collateral, in addition to other rights and remedies otherwise available to it, all the rights and remedies of a Secured Parties under the Uniform Commercial Code as adopted and in effect in the State of Montana (the “UCC”).

(b)           Without limiting the generality of the foregoing, the Secured Parties may, upon default, to the fullest extent permitted by applicable law, without notice, hearing or process except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Secured Parties may deem commercially reasonable, and the Secured Parties may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Secured Obligations.  The Secured Parties may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, with notice, be made at the time and place to which it was so adjourned.  The Secured Parties may abandon any such proposed sale.  The Secured Parties may also elect to retain the Collateral in partial or full satisfaction of the Secured Obligations and Debtor agrees not to oppose such election.  Debtor acknowledges that any private sales of Collateral effected by the Secured Parties may result in terms less favorable to a seller than public sales but Debtor agrees that such private sales shall nevertheless be deemed commercially reasonable.

(c)           If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if deposited in the United States Postal Service at least fifteen (15) days before such disposition, postage prepaid, addressed to the Debtor at the address set forth on the signature page hereof.  Such disposition shall be established by affidavit executed by the Secured Parties, receipts or other reasonable method.

(d)           Debtor agrees to pay all costs and expenses incurred by the Secured Parties, including attorney’s fees and court costs, in connection with any sale held pursuant to this Security Agreement or otherwise in connection with enforcing the rights of the Secured Parties hereunder.

(e)           The rights and remedies of the Secured Parties hereunder are cumulative and nonexclusive and the exercise of any one or more of the remedies provided for herein or under the UCC shall not be construed as a waiver of any of the other remedies of the Secured Parties so long as any part of the Secured Obligations remain unsatisfied.  No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Secured Parties preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(f)            Any payments or proceeds received by the Secured Parties from the Collateral shall be applied to the payment of costs and expenses incurred by the Secured Parties in connection with performing, managing, maintaining or selling the Collateral, including reasonable attorneys’ fees and expenses, and the balance, if any, shall be applied by the Secured Parties to payment of the Secured Obligations, in order of application as the Secured Parties shall determine.

6.             No Waiver.  Any forbearance or failure to act or delay by the Secured Parties in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of the Secured Parties’ shall continue in full force and effect until such right, power or remedy is specifically waived by any instrument in writing executed by the Secured Parties.

7.             Debtor’s Waiver of Rights.  Except as otherwise set forth herein, to the fullest extent permitted by law, the Debtor waives the benefit of all laws now existing or that may subsequently be enacted providing for (a) any appraisement before sale of any portion of the Collateral, (b) any extension of the time for the enforcement of the collection of the indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt, (c) any notice of default or an event of default and (d) exemption of any portion of the Collateral from attachment, levy or sale under execution or exemption from civil process.  Except as otherwise set forth herein, to the fullest extent the Debtor may do so, the Debtor agrees that the Debtor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Security Agreement before exercising any other remedy granted hereunder and the Debtor, for the Debtor, and for any and all persons ever claiming any interest in the Collateral, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the Secured Obligations and marshalling in the event of foreclosure of the liens hereby created.

8.             Partial Invalidity.  In the event any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Agreement; but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision

(or part thereof) had not been contained in this Agreement, but only to the extent it is invalid, illegal, or unenforceable.

9.             Captions.  The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope and intent of this Agreement.

10.          Governing Law; Jurisdiction.  The provisions of this Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Montana as the same may be in effect from time to time, without regard to principles of conflict of laws.  The parties hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the State of Montana over any suit, action, or proceeding arising out of or relating to this Agreement and hereby irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.  Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the parties and may be enforced in any court in which the parties are subject to jurisdiction by a suit upon such judgment provided that service of process is effected upon the defending party as provided in this Agreement or as otherwise permitted by applicable law.

11.          Construction.  Each party warrants that they have been given the chance, to their satisfaction, to seek the advice of independent counsel prior to signing this Security Agreement.  This Security Agreement is the result of negotiation and compromise between the parties and shall not be interpreted against the party originally drafting this Security Agreement.

Executed and delivered as of the day first set forth above.

DEBTOR:	Voyager Oil & Gas, Inc.

/s/ James R. Reger
By James R. Reger
Its Chief Executive Officer